Exhibit 23.02

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report on the financial statements and schedule of Tangram Enterprise Solutions, Inc. dated January 22, 2003 (except Note 4, as to which the date is February 13, 2003) included in the Proxy Statement of Tangram Enterprise Solutions, Inc. that is made part of the Registration Statement (Form S-4) and Prospectus of Opsware Inc. for the registration of 2,000,000 shares of its common stock.

Raleigh, North Carolina

December 18, 2003